UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2006

DUKE ENERGY CORPORATION

(formerly Duke Energy Holding Corp.)
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904
(Address of Principal Executive Offices, including Zip code)

(704) 594-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01               Other Events.

The 2006 annual meeting of shareholders of Duke Energy Corporation (the “Company”) has been scheduled for October 24, 2006. The meeting will be held at 10:00 a.m. ET in the O.J. Miller Auditorium at the Company’s Energy Center headquarters, located at 526 South Church Street in Charlotte, N.C.

As the date of the Company’s 2006 annual meeting of shareholders has been changed by more than 30 days from the dates of the 2005 annual meeting of shareholders of the Company’s predecessors, Duke Energy Corporation (North Carolina) and Cinergy Corp., in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline for receipt of shareholder proposals for inclusion in the Company’s proxy statement and form of proxy for the 2006 annual meeting pursuant to Rule 14a-8 has been set at June 16, 2006. In order for a proposal to be considered timely it must be received by the Company on or prior to such date at its principal executive offices at 526 South Church Street, Charlotte, North Carolina 28202 and be directed to the attention of the Corporate Secretary.

In addition, in accordance with the requirements for advance notice set forth in the Company’s by-laws, in order for a shareholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of the Company’s by-laws and Rule 14a-4(c) under the Exchange Act, such proposal must be received by the Company at its principal executive offices at 526 South Church Street, Charlotte, North Carolina 28202 on or before May 25, 2006. Proposals should be directed to the attention of the Corporate Secretary.

On May 15, 2006, the Company issued a press release announcing the date of the 2006 annual meeting of shareholders of the Company. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)                  Exhibits.

              99.1         Press Release issued by Duke Energy Corporation on May 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: May 16, 2006	By:	/s/ Marc E. Manly
		Name:	Marc E. Manly
		Title:	Group Executive and
Chief Legal Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued by Duke Energy Corporation on May 15, 2006.